UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2004

Commission File Number:  000-25939

THE KELLER MANUFACTURING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Indiana		35-0435090
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

701 N. Water Street, Corydon, Indiana		47112
(Address of principal executive offices)		(Zip Code)

(812) 738-2222
(Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

        The Keller Manufacturing Company, Inc. (OTCBB: KMFC) (the “Company”) issued a press release announcing that it closed on the sale of the Keller Sports Park to the Young Men’s Christian Association of Harrison County, Inc. (the “YMCA”) on January 28, 2004. The Keller Sports Park is a 40 acre space located in Corydon, Indiana, where a baseball and soccer complex is currently under construction. As previously announced, the Company and the YMCA entered into a Real Estate Sales Purchase Agreement on November 21, 2003. Under the terms of the Purchase Agreement, the YMCA paid the Company a total of $500,000 to purchase the Keller Sports Park.

        This press release, dated January 28, 2004, is filed herewith as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

        The following exhibits are filed as a part of this report:

        (a)         Not applicable.

        (b)         Not applicable.

        (c)         Exhibits

                           99.1    Press release dated January 28, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2004	The Keller Manufacturing Company, Inc. By: /s/ David T. Richardson David T. Richardson Chief Financial Officer